SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 12, 2002

                        Commission File Number: 000-28005

                             MetaSource Group, Inc.
                             ----------------------
             (Exact name of registrant as specified in its charter)

Nevada                                                               88-0422028
------                                                               ----------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

40 Exchange Place, Suite 1607, New York, New York                         10005
-------------------------------------------------                         -----
(Address of principal executive offices)                             (Zip Code)

                                 (646) 805-5141
                                 --------------
              (Registrant's Telephone Number, Including Area Code)


                               ------------------
                   (Former name, if changed since last report)

                      Suite 2300, 1066 West Hastings Street
                      -------------------------------------
                  Vancouver, British Columbia, Canada, V6E 3X2
                  --------------------------------------------
                                  (604)608-1610
                                  -------------

      (Former Address and Telephone Number of Principal Executive Offices)



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



Item 1. Changes in Control of Registrant.
-----------------------------------------

On July 12, 2002 ("Closing Date"), Meta Source Acquisition Corp., a Delaware corporation and our wholly-owned subsidiary ("MSAC") merged with MetaSource Systems, Inc., a Delaware corporation ("MSS"). MSAC was formed by us for the purpose of effectuating a merger with MSS. The merger transaction between MSS and MSAC was consummated pursuant to an Agreement and Plan of Merger dated April 24, 2002 (the "Merger Agreement") which was amended on May 23, 2002 ("Amendment No. 1"), and July 11, 2002 ("Amendment No. 2"). The Merger Agreement attached to this Form 8-K as Exhibit 2.1. Amendment No. 1 is attached as Exhibit 2.1.1 and Amendment No. 2 is attached as Exhibit 2.1.2. Pursuant to the Merger Agreement, Joe Cheung resigned as our sole officer and sole member of our Board of Directors and Courtney Smith was appointed as president, secretary, treasurer, and a member of our Board of Directors. Upon the closing of the merger, Mr. Cheung agreed to have 6,782,519 shares of common stock cancelled.

The following table sets forth certain information regarding the beneficial ownership of our common stock as of July 18, 2002, by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

======================= =================================== ======================================== =========================
    Title of Class                  Name and Address                   Amount and Nature                 Percent of Class
                                   of Beneficial Owner                of Beneficial Owner
----------------------- ----------------------------------- ---------------------------------------- -------------------------
Common Stock            Courtney Smith                               3,459,777 shares(1),
                        40 Exchange Place, Suite 1607         President, Secretary, Treasurer and             20.24%
                        New York, NY 10005                               sole director
----------------------- ----------------------------------- ---------------------------------------- -------------------------
Common Stock            Angela Chen
                        40 Exchange Place, Suite 1607                 2,927,827 shares(1)                     17.13%
                        New York, NY 10005
----------------------- ----------------------------------- ---------------------------------------- -------------------------
Common Stock            Greater China Technology, Inc.
                        40 Exchange Place, Suite 1607                 1,000,000 shares(2)                     5.85 %
                        New York, NY 10005
----------------------- ----------------------------------- ---------------------------------------- -------------------------
Common Stock            All directors and named executive              3,459,777 shares                       20.24%
                        officers as a group
======================= =================================== ======================================== =========================

(1) 1,500,000 shares are subject to an escrow agreement and will be released if we reach certain financial milestones. If we do not reach those financial milestones in the next 18 months, then those shares will be cancelled.
(2) Courtney Smith owns approximately 42% of Greater China Technology, Inc.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Pursuant to the Merger Agreement, Mr. Smith, age 50, became our president, secretary, treasurer and director. Mr. Smith is also the president, secretary and a member of the Board of Directors of MSS. Mr. Smith is primarily responsible for our day to day operations. The duties of our chief financial officer and controller are performed by Geller & Co. Mr. Smith was the founder of the predecessor software company to MSS, Web Master, Inc. in 1996. Mr. Smith is also the president and chief executive officer of Greater China Technology, Inc. From July 1990 to the present, Mr. Smith has been the president and owner of Courtney Smith & Co., an investment advisor firm, formerly Pinnacle Capital Management, Inc. He was also a Managing Director in the New York Representative Office of Daishin Securities Co., Ltd., from October 1994 to February 1996. Mr. Smith became Senior Vice President of Bersac International in March 1996. He is the President and owner of Pinnacle Capital Strategies, Inc., which was registered with the Commodity Futures Trading Commission as a commodity trading advisor and a commodity pool operator from December 1990 to May 2001. Mr. Smith is also the owner of CTCR, Inc., Nexus, Inc., Web Master, Inc., DK&E Web Master and CollegeCentral.com. Mr. Smith attended the University of British Columbia, Vancouver, British Columbia, Canada, from September 1970 to June 1971, and the Simon Fraser University, Burnaby, British Columbia, Canada, and the British Columbia Institute of Technology, Burnaby BC in 1975 and 1976. Mr. Smith is currently not an officer or director of any other reporting company.

In October 2001, a class action lawsuit was filed against Mr. Smith in United States District Court in the Central District of California, Case No. CV 01-9024 SVW, alleging violations of federal securities laws. The plaintiffs have recently served an amended complaint and Mr. Smith has yet to respond to that amended complaint. Mr. Smith believes that Plaintiffs' allegations are without merit and intends to oppose this lawsuit zealously.

In 2000, a lawsuit was filed against Mr. Smith in United States District Court in the Eastern District of New York, Case No. 00-CV 4026, alleging violations of federal securities laws. Mr. Smith has responded to that amended complaint and the case is currently in the discovery process. Mr. Smith believes that Plaintiffs' allegations are without merit and intends to oppose this lawsuit zealously.

Item 2. Acquisition of Assets.
------------------------------

Merger of MSAC and MSS.

On July 12, 2002, MSAC merged with and into MSS pursuant to the Merger Agreement (the "MSS/MSAC Merger"). The MSS/MSAC Merger will be accounted for as a reorganization. Prior to the MSS/MSAC Merger and in an effort to satisfy the conditions of the Merger Agreement, MSS had entered into agreements to acquire certain entities: Digit Digital Experiences Limited, a United Kingdom corporation ("Digit"), Global Systems and Technologies Corp., a Virginia corporation ("GSS"), PFA Research Limited, a UK corporation ("PFAR") and Prime Marketing Publications Limited, a UK corporation ("PMP") (collectively, the "Acquired Entities") which MSS believed complemented its business of providing computer solutions and consulting. The Acquired Entities are described more particularly below. We intend to pursue further acquisitions with the goal of becoming a provider of software solutions and technology consulting. We intend to focus on acquiring companies that complement MSS's existing assets.

1. Mechanics of the Merger. The separate corporate existence of MSAC ceased when the Certificate of Merger was filed with the Delaware Secretary of State on July 12, 2002, and MSS was the surviving corporation. The charter documents of MSS are the charter documents of the surviving corporation.

2. Share Conversion. Pursuant to the Merger Agreement, we issued 10,986,600 shares of our common stock to the MSS shareholders in exchange for all the issued and outstanding shares of MSS common stock. The holders of MSS common stock immediately prior to the MSS/MSAC Merger will receive one share of MSG stock for each share of MSS stock owned by such holder. The number of shares issued to the MSS shareholders may be reduced pro rata if the following occurs:

If the net annual earnings for the year ending December 31, 2001 for the entities acquired pursuant to the Merger Agreement ("Acquired Entities"), do not equal or exceed $2,000,000, then the number of shares issuable under the Merger Agreement shall be reduced, pro rata, by the number of shares equal to the total shortfall. Two of our principal shareholders, Courtney Smith and Angela Chen, have agreed that any shortfall will be taken only from their holdings and will not reduce the holdings of any other shareholders. For example, if the total net earnings of the Acquired Entities are $1,800,000, the shortfall is 10% of $2,000,000, such that the total number of shares issuable to Mr. Smith and Ms. Chen under the Merger Agreement would be reduced to account for that 10%. Net earnings are to be determined according to U.S. GAAP, as verified by our auditor.

3. Share Restrictions. The shares of MSG common stock issued pursuant to the Merger Agreement shall bear a restricted legend indicating that the shares are "restricted" securities and are not transferable unless certain conditions are satisfied pursuant to applicable securities laws. In addition to any restrictions on transfer pursuant to applicable securities laws, the shares of MSG common stock issued pursuant to the Merger shall have the following additional restrictions:

a) No shares of MSG common stock issued pursuant to the Merger Agreement may be transferred within 12 months of the Closing Date.
b) After 12 months from the Closing Date, 50% of the holder's shares may be transferred subject to the provisions of the applicable securities laws.
c) After 24 months from the Closing Date, the remaining 50% of the holder's shares may be transferred subject to the provisions of the applicable securities laws.

In addition to the above restrictions and any restrictions on transfer pursuant to the applicable securities laws, MSS's officers, directors and any of their agents, relatives, affiliates and any entities controlled by MSS's officers, directors, and any holders of more than 5% of MSG's stock issued pursuant to the MSS/MSAC Merger ("MSG Insiders") shall be subject to the following additional restrictions:

a) No shares of MSG common stock issued pursuant to the Merger may be transferred within 12 months of the issuance pursuant to the Merger.
b) After 12 months from the Closing Date, 25% of MSG common stock held by an MSG Insider may be transferred, subject to any applicable securities regulations.
c) After 18 months from the Closing Date, an additional 25% of the MSG Insider's MSG common stock may be transferred, subject to any applicable securities regulations.
d) After 24 months from the Closing Date, an additional 25% of the MSG Insider's MSG common stock may be transferred, subject to any applicable securities regulations.
e) After 30 months from the Closing Date, the remaining 25% of the MSG Insider's MSG common stock may be transferred, subject to any applicable securities regulations.

4. Financing. On July 12, 2002, and pursuant to the Merger Agreement, we issued three convertible debentures to three investors for a total of $2,000,000. One of those investors had previously loaned us $350,000, which we had loaned to MSS pursuant to the Merger Agreement, Amendment No.1 and Amendment No. 2. Upon the closing of the MSS/MSAC Merger, the investor agreed to convert that promissory note in exchange for a convertible debenture in the amount of $350,000. The terms of those convertible debentures are as follows:

a)                The debentures shall bear interest of eight percent (8%).
b) Interest and principal shall be due and payable on July 12, 2003.
c) The debenture holders shall have the right, at any time on or prior to July 11, 2003, to convert that debt into one share of our common stock at $2.25 per share and one warrant to purchase one share of our common stock at $2.50 per share.
d) Upon seventy five (75) days prior written notice, we have the right to require and compel the debenture holders to convert the principal indebtedness into shares of common stock at such time as our historical net annual income, evidenced by reviewed financial statements, exceeds Five Million Dollars ($5,000,000).

Merger of MetaSource Systems UK and MSS. Immediately prior to the MSS/MSAC Merger, MSS merged with MetaSource Systems UK, a United Kingdom corporation ("MSS UK"). MSS became the surviving entity in that merger. Courtney Smith, our sole officer and director, is a director and a shareholder of MSS UK. The Agreement of Merger between MSS and MSS UK is attached to this Form 8-K as
Exhibit 2.6. MSS agreed to issue 986,600 shares of MSS common stock to the shareholders of MSS UK in exchange for all the issued and outstanding stock of MSS UK. The merger between MSS and MSS UK will be accounted for as a reorganization.

MetaSource Systems (MSS/MSS UK) Business Description. MSS is a New York and London-based company which provides solutions to software development and maintenance problems that companies encounter in the current business environment.



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


MSS provides professional services through an integrated business model that combines technical, project and relationship management teams located in the U.S. and U.K., along with development companies located in China, Russia and Taiwan. MSS's solutions include application development and integration, application management, and re-engineering services. MSS's core competencies include webcentric applications, database programming, and client-server systems.

To date, MSS has assembled the following resources:

         Sales, Project Management and Client Service Team. MSS performs all client-facing functions using local sales, service and project management personnel. The experienced, high quality professionals ensure seamless integration of client needs and company capabilities.

         Offshore development platform in China. Through an exclusive agreement with Greater China Technology, Inc. located in China, MSS has an exclusive agreement to outsource programming and development work at costs significantly less than those in the U.S.

         Corporate strategy & finance team. Many smaller IT solutions providers have focused their resources mainly on building technical and sales & marketing expertise and therefore lack the strategic and financial managerial expertise to drive sustained long-term growth. MSS has assembled an in-house team dedicated solely to developing corporate and financial strategies aimed at building a world-leading provider of IT solutions within the context of the current depressed market environment.

MSS focuses first and foremost on managing the software development process. MSS can provide complete system analysis and design as well as hard core project management. Typically, MSS will receive program specifications from the client so that the primary function of MSS is to ensure that the project is implemented on time and on budget. MSS professionals will work with the client to ensure that the specifications will precisely solve the clients' problem.

MSS's approach to technical development is based on a combination of Prince II and Rational methodologies. All of our work is completely PMBOK(R) compliant. Our global staff is highly trained in project management disciplines.

The methodology is design to reduce implementation duration and risk, while ensuring effective resource-based management. MSS's main aim is to establish business goals and deliver results that provide our clients with strategic advantage in their industry.

MSS Agreement with PFAR. Pursuant to an acquisition agreement (the "PFAR Agreement"), MSS obtained the right to acquire PFAR. The Acquisition Agreement between MSS and Stockholders of PFAR is attached as Exhibit 2.3. According to the PFAR Agreement, the shareholders of PFAR will be issued shares of MSS's common stock (the "PFAR Exchange Shares") in exchange for all the issued and outstanding stock of PFAR. Each PFAR shareholder is to be issued PFAR Exchange Shares based on their pro rata ownership of PFAR stock. The ultimate number of PFAR Exchange Shares to be issued to the PFAR shareholders will be calculated using the following formula: ADD--the net equity, as defined hereafter, of PFAR's freehold property located at 7 Lower Bore Street, Bodmin, Cornwall, United Kingdom, PL31 2JR, with the average of 5 times calendar year 2000 PFAR net earnings with 5 times calendar year 2001 PFAR net earnings with 5 times PFA R net earnings for the period beginning July 1, 2002 and ending June 30, 2003, and DIVIDE BY the average trading price (defined hereinafter) of MSS's common stock on the first day of public trading of MSS's shares. The PFAR Agreement specifies that "net equity" shall be calculated in a method acceptable to MSS's auditor and is defined as the assessed market value of the freehold property, as determined in a written assessment performed by a qualified assessment firm, less the amount of the building loan as reported on PFAR's balance sheet submitted after audit by MSS's auditor. "Net earnings" are also to be determined by MSS's auditor using U.S. GAAP. The "average trading price" shall be calculated with reference to the average of high, low and closing prices on the first day of public trading as reported on finance.yahoo.com, with the average trading price not to exceed $5.50.



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


The PFAR shareholders agreed to place all of the PFAR Exchange Shares in escrow for a period of one year. Within 60 days of June 30, 2003, additional PFAR Exchange Shares will be added according to the formula above if PFAR's net earnings for the period beginning July 1, 2002 and ending June 30, 2003 are greater than the average of calendar year 2000 PFAR earnings and calendar year 2001 PFAR earnings. If PFAR net earnings for the period beginning July 1, 2002 and ending June 30, 2003 are less than the average of calendar year 2000 PFAR earnings and calendar year 2001 PFAR earnings, the appropriate number of PFAR Exchange Shares will be subtracted according to the formula above.

PFA Research Business Description. PFA Research ("PFAR") has been providing business-to-business market research, data management services and web & on-line solutions for over 10 years. PFAR specializes in the eCommerce, IT and telecommunications sectors and has a reputation for solid, reliable and statistically robust research combined with a flexible and personal approach.

Market research services range from projects to provide a basis for new product development thru market sizing to customer satisfaction surveys. Data management services cover CRM database building and maintenance through to basic data cleansing. They include:

o Data cleansing - PFAR calls corporate contacts and validates and/or updates the data. Contact data continuously changes and needs to be verified and updated periodically.
o Database building - corporate sales and marketing efforts need to be targeted - procurement needs up-to-date supplier data. PFAR builds databases to customer specifications.

PFAR has been involved in Internet applications since the mid-90s. It has accumulated many years of experience with Internet applications on behalf of clients. The resulting level of expertise enables PFAR to help clients make the best possible use of the Internet. PFAR's approach is based on putting data management/business needs on a par with presentation and design.

PFAR has led the development of basic corporate web sites, portal sites and Application Service Providers (ASPs) using both third party design and technical resources and proprietary resources. Specific capabilities include:

o Design and development of dynamic, database driven web sites with comprehensive online administration facilities and graphic usage statistics;
o        Analysis of market positioning and branding, plus re-branding; and
o        Domain name registration.

MSS Agreement with Digit. Pursuant to an acquisition agreement (the "Digit Agreement"), MSS obtained the right to acquire Digit. The Agreement of Merger between MSS, Digit, and Digit Stockholders is attached as Exhibit 2.2. According to the Digit Agreement, the shareholders of Digit will be issued shares of MSS's common stock (the "Digit Exchange Shares") in exchange for all the issued and outstanding stock of Digit. Each Digit shareholder is to be issued Digit Exchange Shares based on their pro rata ownership of Digit stock. The ultimate number of Digit Exchange Shares to be issued to the Digit shareholders will be calculated using the following formula: ADD--the average of 5 times Digit net earnings from April 1, 2001 through March 31, 2002 with 5 times the Digit net earnings from April 1, 2002 through March 31, 2003, and DIVIDE BY the average trading price (defined hereinafter) of MSS's common stock on the first twenty days of public trading of MSS's shares. "Net earnings" are to be determined by MSS's auditor using U.S. GAAP. The "average trading price" shall be calculated with reference to the average of high and low prices on the first twenty days of public trading as reported on finance.yahoo.com.

The Digit shareholders agreed to place all of the Digit Exchange Shares in escrow for a period of one year. Within 60 days of March 31, 2003, additional Digit Exchange Shares will be added according to the formula above if Digit's net earnings for the period beginning April 1, 2002 and ending March 31, 2003 are greater than the average of April 1, 2001 through March 31, 2002 Digit earnings. If Digit net earnings for the period beginning April 1, 2002 and ending March 31, 2003 are less than the average of April 1, 2001 through March 31, 2002, Digit earnings, the appropriate number of Digit Exchange Shares will be subtracted according to the formula above.



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


Digit Business Description. Since 1995, Digit has provided interactive digital business solutions to a corporate client base. Those solutions include a combination of design, marketing, branding, merchandising and technology integration skills to create business value. Digit specializes in navigation and flow within interactive design solutions and are experienced structural architects for complex information management systems. By carefully selecting technologies Digit has navigated an uncertain market environment by establishing a reputation as the European leader in design and innovation. Recognition of Digit's work has resulted in the award of a BAFTA for Interface Design and Best of Show at the International Design Week Awards 2001. Furthermore in a recent Financial Times survey of the leading 50 Creative Minds of 2001, Digit's Creative Director, Daljit Singh, was the only New Media personality to feature alongside the likes of Greg Dyke, Sir Paul Smith, Sir Martin Sorrell and Ridley Scott.

Recent Work includes:

Habitat - Digit has redesigned and revitalized Habitat's global website which was launched in September in five countries - the UK, Eire, France, Spain and Germany. The new site has been designed to allow a seamless migration to e-commerce elements in the future. Partnering with Dataforce to handle all of Habitat's online customer relationship marketing, Digit will introduce dynamic digital mailers throughout the year, informing customers of promotions and new ranges within the stores.

World Wide Learning - Part of News Corporation, (a division of the News International plc). WorldWide Learning has commissioned Digit to look at the branding and design for several projects both on and off-line. Digit has been asked to re-design their existing corporate Worldwide Learning website, as well as design an interface and navigation for one of their main on-line learning products - LENS. In addition to these on-line projects Worldwide Learning has asked Digit to design and produce their company information brochure pack.

MTV Source - MTV approached Digit to design and produce a viral flash animation and a dedicated micro site. The brief for the animation was that it should attract students and non-professional designers to design screen identifications for the MTV channel. After viewing the animation the user then clicks on a link taking them directly to the microsite, which gives further information about the project. The animation is around twenty seconds long and under MB in size and produced entirely in Flash.

Disney Channel - Digit has completed several projects and is currently working with Disney Channel on various activities. One such project is the Disney Channel site, the brief was to create an entertaining and animation rich environment that allows children to explore and interact directly with the Live Studio in an innovative way. It aims to encourage interactivity and communication with playful and humorous content.

The project is divided into two phases, the second phase currently being developed concentrates on interactive content and gaming. The aim is to create a synergy between the on-air studio and the website. Children will be able to interact and affect aspects of the studio by visiting the site which will encourage children to stay and re-visit regularly. www.disneychannel.co.uk

Other projects completed for Disney include a re-design of the Disney Kids Awards Site, the brief was to take the existing content for the Kids Awards site www.disney.co.uk/kidsawards, and to redesign and incorporate new content, the look and feel of the site needed to be in keeping with the existing marketing collateral produced for the event. Digit has also produced several content specific homepage re-fresh for the main European Disney channel homepage, the existing Buzz Lightyear page is soon to be replaced with a new Tarzan themed homepage.

MSS Agreement with PMP. Pursuant to an acquisition agreement (the "PMP Agreement"), MSS acquired the right to purchase PMP. The Acquisition Agreement between MSS and PMP Stockholders is attached as Exhibit 2.4. According to the PMP Agreement, the shareholders of PMP will be issued shares of MSS's common stock (the "PMP Exchange Shares") in exchange for all the issued and outstanding stock of PMP. Each PMP shareholder is to be issued PMP Exchange Shares based on their pro rata ownership of PMP stock. Prior to entering into the PMP Agreement, Mike Price, officer and director of PMP, entered into Stock Sale Agreements with Stan Packman and Steve Markwell wherein Mike Price agreed to purchase and Steve Markwell and Stan Packman agreed to sell Mike Price all of their stock held in PMP. Under the Stock Sale agreements, Stan Packman and Steve Markwell are to receive PMP Exchange Shares. Mike Price agreed that the number of the PMP Exchange Shares issued to Mike Price will be reduced according to the number of PMP Exchange Shares promised to Stan Packman and Steve Markwell under the two Sale of Stock agreements. MSS agreed to issue a certain number of PMP Exchange Shares directly to Stan Packman and Steve Markwell.

The ultimate number of PMP Exchange Shares to be issued to the PMP shareholders will be calculated using the following formula: ADD--the average of 5 times calendar year 2000 PMP net earnings with 5 times calendar year 2001 PMP net earnings with 5 times PMP net earnings for the period beginning July 1, 2002 and ending June 30, 2003, and DIVIDE BY the average trading price (defined hereinafter) of MSS's common stock on the first day of public trading of MSS's shares. "Net earnings" are to be determined by MSS's auditor using U.S. GAAP. The "average trading price" shall be calculated with reference to the average of high, low and closing prices on the first day of public trading as reported on finance.yahoo.com, with the average trading price not to exceed $5.50.

The PMP shareholders agreed to place all of the PMP Exchange Shares in escrow for a period of one year. Within 60 days of June 30, 2003, additional PMP Exchange Shares will be added according to the formula above if PMP's net earnings for the period beginning July 1, 2002 and ending June 30, 2003 are greater than the average of calendar year 2000 PMP earnings and calendar year 2001 PMP earnings. If PMP net earnings for the period beginning July 1, 2002 and ending June 30, 2003 are less than the average of calendar year 2000 PMP earnings and calendar year 2001 PMP earnings, the appropriate number of PMP Exchange Shares will be subtracted according to the formula above.

Prior to the Merger, Stan Packman, the holder of ten deferred shares of PMP agreed to sell those shares to Mike Price for 100,000 pounds (or approximately US $157,000) worth of MSS common stock, based on the average trading price of MSS shares on July15, 2002, and 160,000 pounds cash ($251,200), payable with 10,000 pounds ($15,700) due on July 15, 2002 and 13,000 pounds ($20,410) due each month for twelve subsequent months.

Prior to the Merger, Steve Markwell, the holder of forty-five Ordinary Shares of PMP agreed to sell those shares to Mike Price for 450,000 pounds ($706,500) worth of MSS common stock, based on the average trading price of MSS shares on July15, 2002, and 642,000 pounds cash, ($1,007,940) payable with 40,000 pounds ($62,800) due on July 15, 2002 and 42,167 pounds ($66,202) due each month for twelve subsequent months, and 8,000 pounds ($12,560) due for months 13-24 after July 15, 2002.

PMP Business Description. The PMP Group provides a range of services for those responsible for purchasing, advising on or marketing IT. Among these services are (i) publications, (ii) conferences, (iii) market research and (iv) interactive services. PMP publishes established reports and newsletters for those responsible for IT and their advisors.

1.  Publications include:

         Conspectus: Conspectus is the only report which authoritatively addresses a different IT topic every month. We believe it is one of the leading journals in the IT industry and is used by many organizations to help them in their selection of IT software and technology.

         Key facts:
         Multi-client sponsorship
         Registered circulation of 25,000 decision makers
         Page impressions on the website over 50,000 per month
         Website: www.conspectus.com

         IT Services & Solutions: IT Services & Solutions is the only report that focuses on IT services issues each quarter. IT services are forecast to be the most competitive of the major technology sectors and we believe that IT Service & Solutions provides a significant marketing opportunity for its clients.



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


         Key facts:
         Multi-client sponsorship
         Registered circulation of 20,000 decision makers
         Page impressions on the website over 10,000 per month
         Website: www.itssonline.co.uk

         Consultants' Advisory: Consultants' Advisory reviews a different IT sector each issue and is focused on those companies and subjects of particular relevance to consultants, systems integrators and analysts (CSI's). We believe that it is the ideal UK vehicle for those IT vendors who wish to ensure this influential community is well informed on their products and services.

         Key facts:
         Multi-client sponsorship
         Registered circulation of 15,000 UK CSI's
         Page impressions on the website over 20,000 per month
         Website: www.consultants-advisory.com

         International Consultants' Guide (ICG): The only pan-European report designed to keep consultants, systems integrators and analysts working in Europe and wider international markets up-to-date with current business and associated software and technology issues. We believe that it is an ideal vehicle for those organizations who wish to work with CSI's on a European or international basis.

         Key facts:
         Multi-client sponsorship
         Registered circulation of 20,000 CSI's in the UK and the rest of Europe Page impressions on the website over 15,000 per month
         Website: www.consultants-guide.com

         Management Consultants' News (MCN): The original newsletter concept, designed to provide news, trends and IT supplier updates to its UK consultant and systems integrator readers. We believe that MCN provides a valuable corporate positioning opportunity for its clients.

         Key facts:
         Single client sponsorship
         Registered circulation of 11,000 CSI's in the UK
         Page impressions on the website over 12,000 per month
         Website: www.mconsultantsnews.com

         International Consultants' News (ICN): ICN is the sister publication of Management Consultants' News, and is sent to PMP's non-UK consultant readership. It is usually produced in local language for Germany, France, Italy and Spain whereas an English version covers the Benelux countries, Scandinavia and other European countries. ICN has a circulation dependent on selected countries but in total can reach 20,000 management consultants.

         Key facts:
         Single client sponsorship
         Page impression on website over 10,000 per month
         Website: www.iconsultantsnews.com



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


2. Conferences: PMP organizes industry conferences and seminars for consultants and decision makers. They are run under the established PMP `Facing the Future' brand, which provides an authoritative platform to present application technology and business issues to an appreciative and receptive audience. They can be single or multi-client sponsored where, in the latter case, all day events such as the Annual Consultants' Forum and Conspectus Symposium have become significant `thought leadership' activities. www.conferencepage.com

3. Market Research: PMP Research acts as a strategic partner to its clients, helping them to understand, anticipate and address opportunities in information technology, telecommunications and consultancy services. PMP understands that quality, timely information and knowledgeable analysis provide real competitive advantage. PMP's range of programs includes:

         Enterprise Mobility 2002: A global program for telecoms and IT suppliers who need to understand the dynamics for wireless data adoption in the corporate market.

         Strategic Alliances: A pan-European program that examines the influence of consultants on the IT marketplace, and their views on technologies, vendors and partnerships.

         Win/ Loss Reporting: A program that establishes the real reasons behind winning or losing major tenders and evaluates the strengths and weaknesses of competitors and sales strategies.

         Bespoke Programs: Either complementing existing research programs or tailored as a unique package to individual requirements

         Website: www.pmpresearch.com

4.  Interactive Services
------------------------

         MCN Direct: An on-line weekly newswire service initially for UK consultants and systems integrators (CSI's) providing up-to-the-minute industry news in brief with links to relevant websites. Register (via MCN website): www.mconsultantsnews.com

         PMP Online Content Search: Multi-client sponsorship reaches over 8,000 CSI email addresses. All PMP's printed publications are posted electronically on the website where a powerful content search facility enables thousands of pages of relevant information to be instantly retrieved.

         Conspectus Interactive: An integrated marketing program designed to deliver awareness, market intelligence on active projects and direct decision-maker contacts. Results are achieved over a year via a combination of research, Conspectus participation and two subject focused conferences.

MSS Agreement with GSS. Pursuant to an acquisition agreement (the "GSS Agreement"), MSS obtained the right to acquire GSS. The Agreement of Merger between MSS, GSS and Stockholders of GSS is attached as Exhibit 2.5. According to the GSS Agreement, the shareholders of GSS will be issued shares of MSS's common stock (the "GSS Exchange Shares") in exchange for all the issued and outstanding stock of GSS. Each GSS shareholder is to be issued GSS Exchange Shares based on their pro rata ownership of GSS stock. The ultimate number of GSS Exchange Shares to be issued to the GSS shareholders will be calculated using the following formula: ADD--the average of 5 times GSS net earnings from March 2001 through March 2002 with 5 times the GSS net earnings from March 2002 through March 2003, and DIVIDE BY the average trading price (defined hereinafter) of MSS's common stock on the first twenty days of public trading of MSS's shares. "Net earnings" are to be determined by MSS's auditor using U.S. GAAP. The "average trading price" shall be calculated with reference to the average of high and low prices on the first twenty days of public trading as reported on finance.yahoo.com.

The GSS shareholders agreed to place all of the GSS Exchange Shares in escrow for a period of one year. Within 60 days of July 1, 2003, additional GSS Exchange Shares will be added according to the formula above if GSS's net earnings for the period beginning March 2002 and ending March 2003 are greater than the average of March 2001 through March 2002 GSS earnings. If GSS net earnings for the period beginning March 2002 and ending March 2003 are less than the average of March 2001 through March 2002, GSS earnings, the appropriate number of GSS Exchange Shares will be subtracted according to the formula above.

GSS Business Description. GSS specializes in integrated software systems and solutions. GSS employs highly skilled, experienced individuals able to provide engineering, management, web-site development, and technical support services to government agencies as well as to public and privately owned businesses. From any one of our locations throughout the country, GSS staff provides solutions for individual requirements in e-commerce and web design.

Typical e-commerce services include:

     o   Homepage design;
     o   Domain name registration or transfer;
     o   HTML coding/conversion [up to 100 pages];
     o   Navigation icons;
     o   Interactive forms of moderate complexity (cgi and Java scripts);
     o   Secure sockets layer (VeriSign, Thawte, or similar certificate);
     o   Shopping cart [up to 50 items];
     o   Email links [direct mailto capability];
     o   Hosting for one year; and
     o   Site statistics.

Merger of Kensington Consulting Acquisition Corporation and Kensington Group, Inc. Immediately following the MSS/MSAC Merger, and also on July 12, 2002, our wholly-owned subsidiary, Kensington Consulting Acquisition Corporation, a Delaware corporation ("KCAC") filed a Certificate of Merger to merge into and with (the "KG/KCAC Merger") Kensington Group, Inc., a Massachusetts corporation ("KG"). KCAC was to be the surviving entity and take the name "Kensington Management Consulting, Inc."("KMC"). The KG/KCAC Merger is attached as Exhibit
2.7 and was consummated with the following terms and conditions:

Prior to the consummation of KG/KCAC Merger, Norma LaRosa, officer and director of KG, entered into a Share Purchase Agreement whereby she agreed to purchase all the stock of Efrem Mallach. Norma LaRosa ("KG Shareholder") entered into the KG/KCAC Merger Agreement as the sole shareholder of KG. Pursuant to that agreement, the KG Shareholder shall receive an amount of our common stock (the "KG Exchange Shares") according to the following formula: KG's net income for the calendar year ended December 31, 2001 (the "2001 Income"), multiplied by five (5), divided by the average between the high, low and closing price of shares of our common stock on July 16, 2002 (the "Average Price"), but not more than $5.50 per share. "Net Income" shall be determined by our auditor in accordance with U.S. GAAP applying the accounting policies and procedures historically used by KG. The KG Exchange Shares shall be held in escrow as described below.

On or before August 30, 2003, the KG Exchange Shares issued to the KG Shareholder will be adjusted according to the following formula: as soon as practicable after June 30, 2003, KG will determine its net income for the period from July 1, 2002 to June 30, 2003 (the "2003 Income"). If the average of the 2003 Income and the 2001 Income exceeds, by more than 10%, the 2001 Income, then the KG Shareholder will be issued additional KG Exchange Shares determined by multiplying (A) the difference between (i) the average of the 2003 Income and the 2001 Income and (ii) the 2001 Income by (B) 5 and dividing that product by the Average Price.

If the average of KG's 2003 Income and the 2001 Income is more than 10% less than the 2001 Income, then the KG Shareholder shall return to us that number of KG Exchange Shares determined by multiplying (A) the difference between (i) the 2001 Income and (ii) the average of the 2001 Income and the 2003 Income by (B) 5 and dividing that product by the Average Price.

In the event that the average of 2003 Income and the 2001 Income exceeds the 2001 Income by more than 10%, we have agreed to issue additional KG Exchange Shares, as determined herein, within 5 business days of the determination of the 2003 Income, but in no event later than August 30, 2003. In the event that the 2001 Income exceeds the average of the 2001 Income and 2003 Income by more than 10%, we will receive that number of KG Exchange Shares determined in accordance with the formula above within 5 business days of the determination of the 2003 Income, but in no event later than August 30, 2003. In the event that the average of the 2003 Income and 2001 Income is within 10% of (either plus or minus) the 2001 Income, there shall be no adjustment.

Additionally, certificates representing 50% of the immediately issued KG Exchange Shares shall be delivered to an escrow agent and certificates evidencing and representing the remaining 50% of the immediately issued KG Exchange Shares shall be delivered to the KG Shareholder pursuant to the provisions of the KG/KCAC Merger Agreement.

Pursuant to the terms of an employment agreement, Norma LaRosa, co-founder of KG, has agreed to serve as the chief executive officer of KMC, which is now our wholly-owned subsidiary. The term of the employment agreement is two years beginning July 12, 2002, and is renewable on a yearly basis thereafter. Her gross annual salary shall be $85,000, plus certain employee benefits as detailed in her employment agreement.

Kensington Group, Inc. Business Description. Kensington Group, Inc. provides companies with services such as research, consulting, and training to assist their clients to achieve corporate objectives, maximize sales and business opportunities, and increase shareholder value. Kensington Group, Inc. has clients which are Fortune 500 and Global 2000 companies. Kensington Group, Inc. believes its customers benefit by Kensington Group, Inc.'s knowledge and hands-on experience as its principals have over 20 years of experience in the information technology ("IT") industry.

Kensington Group, Inc. provides its clients with research that exposes those factors which could influence a company's future success such as:

         Custom Influencer Win/Loss Analysis -- Kensington Group, Inc. will work with clients to determine the impact of certain influencers on corporate sales and take corrective action to resolve negative influences on a particular companies business, whether real or perceived. The term "influencers" covers industry analysts, consultants, the press, and others who can impact customers' buying decisions.

         Analyst Quotation Tracking System(TM) -- Kensington Group Inc. uses a global system that tracks trends and industry analysts' and financial analysts' quotes in the media, both print and online, of business, trade and news press. Media quotations are a key channel through which analysts influence the course of the market and the fortunes of individual companies. This service comes with unlimited access to Kensington Group, Inc.'s extensive "searchable and sortable" database and custom, monthly executive "key indicator" reports.

         Public Analyst/Consultant Relations Effectiveness Benchmark Studies(TM) for IT and telecommunications companies. This is an annual series of reports to companies that includes performance measurements, program concepts, best practices and recommendations for all IT and telecommunications companies worldwide.

         Watching the Watchers(TM). An annual benchmark study for users, vendors, venture capitalists and others. These reports seek to answer important questions such as: Who uses which research firms, and for what? How much are they really spending? Who is really being used to influence sales? What are their strengths and weaknesses? Kensington Group, Inc. is in a position to answer these questions and provide an objective guide to these critical influencers.

         Best Practices and Trends Report. These reports detail lessons learned in eleven years of industry studies. They incorporate thousands of interviews with analysts and consultants from around the world in an understandable format.

         Analyst Relations Manager's Companion and Guide. This guide is a one-stop-shopping guide to influencer programs and processes: planning, templates, checklists and concepts for today's analyst or consultant relations professional. The Guide is updated annually to address new and changing market conditions.

Kensington Group, Inc. also provides public and private forums for their clients' analyst and consultant relations staff. The available forums are detailed immediately below.

Private Forums include:

         Specialized Analyst Relations Training and Coaching: During these forums, Kensington Group, Inc. stresses message development, briefing preparation, spokesperson training and executive coaching with a clear focus on content, information flow and style.

         Custom Public Relations Agency Training: These training sessions focus on learning how to be more competitive in analyst relations.

         Consulting Services: Kensington Group, Inc. works to analyze its client's specific needs for analyst and consultant services. Kensington Group, Inc. provides its clients with a customized approach to analyst and consultant relations.

ITEM 5. OTHER EVENTS.

LaRosa Promissory Notes. MSS agreed to loan Norma LaRosa, the officer and director of KG, the sum of $560,000 at 2.84% interest per annum. The loan is full-recourse. The funds are to be distributed to Ms. LaRosa in separate payments occurring over approximately one year depending on several factors. The principal and all accrued interest is due and payable no later than July 12, 2004. As collateral for the loan, Ms. LaRosa agreed to deposit in escrow that portion of our shares owned by her equal in value to $560,000 as determined by taking the average of the high, low, and closing price of our stock on July 16, 2002.

PMP Financing Agreement. MSS entered into an Agreement of Financing with Mike Price, a director of PMP, wherein MSS agreed to loan Mike Price 808,000 pounds which amounts to approximately $1,268,560 United States Dollars. As collateral for the loan, Mr. Price will place in escrow 808,000 pounds worth of shares issued to him pursuant to the PMP Acquisition Agreement, based on the average trading price of MSS shares, calculated as the average of high, low and closing prices on July 15, 2002 as reported on finance.yahoo.com, with the average trading price not to exceed $5.50. The loan is a full recourse loan with a due date of July 13, 2004. The loan will be distributed as follows: on July 12, 2002, 10,000 pounds (or approximately US $15,700) will be paid by MSS to Stan Packman, a former shareholder of PMP and 40,000 pounds ($62,800) will be paid to Steve Markwell. Then, 55,167 pounds ($86,612) will be paid by MSS to Stan Packman and Steve Markwell 13,000 pounds, or $20,410, to Mr. Packman and
42,167 pounds or $66,210, to Mr. Markwell) each month for twelve months thereafter, and then 8,000 pounds ($12,560) will be paid by MSS to Mr. Markwell for months 13-24.

MSS also agreed to loan Mr. Price 60,000 pounds ($92,400) within 10 days of July 12, 2002. Mr. Price has agreed to place into escrow 60,000 pound worth of his MSS shares as collateral, based on the average trading price of the shares on July 15, 2002 as reported on fianance.yahoo.com, with the average trading price not to exceed $5.50. The due date for this loan will be July 13, 2004.

Bridge Loan to MSS. Prior to the closing of the MSS/MSAC Merger, we loaned $350,000 to MSS as a bridge loan (the "Bridge Loan"). The Bridge Loan accrues interest at 8% per annum.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS.

On July 12, 2002, Joe Cheung resigned as our president, secretary, treasurer and a member of our Board of Directors. The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices. A copy of Mr. Cheung's resignation is filed as Exhibit 17.1 to this Form 8-K.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

The financial information required by this Item will be filed by amendment no later than 75 days following the closing date of the MSS/MSAC Merger and the KG/KCAC Merger.

Index to Exhibits

2.1    Agreement and Plan of Merger between MSS, MSG and MSAC

2.1.1  Amendment No. 1 to Agreement and Plan of Merger between MSS, MSG and MSAC

2.1.2  Amendment No. 2 to Agreement and Plan of Merger between MSS, MSG and MSAC

2.2    Agreement of Merger between MSS, Digit, and Digit Stockholders

2.3    Acquisition Agreement between MSS and Stockholders of PFAR

2.4    Acquisition Agreement between MSS and PMP Stockholders

2.5    Agreement of Merger between MSS, GSS and Stockholders of GSS

2.6    Agreement of Merger between MSS, MSS UK, and Stockholders of MSS UK

2.7    Agreement and Plan of Merger between MSAC, KG, and Stockholders of KG

17.1   Resignation of Mr. Cheung

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                               MetaSource Group, Inc.


July 19, 2002                         By:      /s/ Courtney Smith
                                               -----------------------------
                                               Courtney Smith, President